Exhibit 8.1
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             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                                                              September 18, 1998



PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street
Wilmington, Delaware 19801

     Re:  PECO Energy Transition Trust
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Ladies and Gentlemen:


     We have acted as special counsel to PECO Energy Transition Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Trust to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement.

     We hereby confirm to you our opinion as set forth under the headings "Summary--Tax Status" and "Material Tax Matters" in Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm under the headings "Summary--Tax Status" and "Material Tax Matters" in the Prospectus.


                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
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